Amkor Technology Reports Record Financial Results
for the Fourth Quarter and Full Year 2022

TEMPE, Ariz. -- February 13, 2023 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights:
•Record fourth quarter net sales $1.91 billion, up 11% year-on-year
•Net income $164 million, earnings per diluted share $0.67

Full Year 2022 Highlights:
•Record net sales $7.09 billion, up 16% year-on-year
•Record gross profit $1.33 billion, record operating income $897 million
•Gross margin 18.8%, operating income margin 12.7%
•Record net income $766 million, record earnings per diluted share $3.11
•Record EBITDA $1.53 billion
•Net cash from operations $1.10 billion, free cash flow $194 million

“2022 was another great year for Amkor. We achieved record revenue of $7.1 billion and record EPS of $3.11. All end markets set new record revenue levels for the year, resulting in significant outperformance compared to the semiconductor market,” said Giel Rutten, Amkor’s president and chief executive officer. “Amkor’s strategic focus on advanced packaging, geographic diversity, and industry megatrends positions us well to continue to outperform the semiconductor industry through this cycle.”

Financial Results

($ in millions, except per share data)	Q4 2022	Q3 2022	Q4 2021	2022	2021
Net sales	$1,906	$2,084	$1,725	$7,092	$6,138
Gross margin	17.5%	20.2%	21.0%	18.8%	20.0%
Operating income	$225	$319	$252	$897	$763
Operating income margin	11.8%	15.3%	14.6%	12.7%	12.4%
Net income attributable to Amkor	$164	$306	$217	$766	$643
Earnings per diluted share	$0.67	$1.24	$0.88	$3.11	$2.62
EBITDA (1)	$382	$481	$398	$1,529	$1,331
Net cash provided by operating activities				$1,099	$1,121
Annual free cash flow (1)				$194	$344
(1) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data.”
At December 31, 2022, total cash and short-term investments was $1.24 billion, and total debt was $1.23 billion.
On November 15, 2022, Amkor’s Board of Directors announced a 50% increase in the company’s quarterly cash dividend, from $0.05 per share to $0.075 per share, on the company’s common stock. The increase was effective with the dividend paid on December 27, 2022. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook
The following information presents Amkor’s guidance for the first quarter 2023 (unless otherwise noted):

•Net sales of $1.40 billion to $1.50 billion, a year-on-year decrease of 9% at midpoint
•Gross margin of 10.5% to 13.5%
•Net income of $15 million to $55 million, or $0.06 to $0.22 per diluted share
•Full year 2023 capital expenditures of approximately $800 million
Conference Call Information
Amkor will conduct a conference call on Monday, February 13, 2023, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.
About Amkor Technology, Inc.
Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit amkor.com.

Jennifer Jue
Senior Director, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2022	Q3 2022	Q4 2021	2022	2021
Net Sales Data:
Net sales (in millions):
Advanced Products (1)	$1,488	$1,640	$1,273	$5,368	$4,409
Mainstream Products (2)	418	444	452	1,724	1,729
Total net sales	$1,906	$2,084	$1,725	$7,092	$6,138

Packaging services	88%	87%	86%	87%	86%
Test services	12%	13%	14%	13%	14%

Net sales from top ten customers	67%	67%	66%	65%	63%

End Market Distribution Data:
Communications (smartphones, tablets)	50%	47%	42%	44%	41%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	20%	18%	20%	20%	21%
Consumer (AR & gaming, connected home, home electronics, wearables)	17%	20%	22%	20%	22%
Computing (data center, infrastructure, PC/laptop, storage)	13%	15%	16%	16%	16%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	55.1%	53.3%	47.4%	51.4%	46.1%
Labor	9.0%	8.6%	11.4%	10.0%	12.3%
Other manufacturing	18.4%	17.9%	20.2%	19.8%	21.6%
Gross margin	17.5%	20.2%	21.0%	18.8%	20.0%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
(in millions)	Q4 2022	Q3 2022	Q4 2021	2022	2021
EBITDA Data:
Net income	$164	$306	$217	$767	$646
Plus: Interest expense	15	15	13	59	52
Plus: Income tax expense	46	4	25	90	69
Plus: Depreciation & amortization	157	156	143	613	564
EBITDA	$382	$481	$398	$1,529	$1,331

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
(in millions)	2022	2021
Free Cash Flow Data:
Net cash provided by operating activities	$1,099	$1,121
Less: Purchases of property, plant and equipment	(908)	(780)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	3	3
Free cash flow	$194	$344

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net sales	$1,906,210	$1,724,644	$7,091,585	$6,138,329
Cost of sales	1,571,936	1,362,276	5,761,598	4,912,775
Gross profit	334,274	362,368	1,329,987	1,225,554
Selling, general and administrative	69,598	72,546	283,372	296,084
Research and development	39,594	37,413	149,429	166,037
Total operating expenses	109,192	109,959	432,801	462,121
Operating income	225,082	252,409	897,186	763,433
Interest expense	14,943	13,175	58,563	51,508
Other (income) expense, net	520	(2,633)	(18,309)	(3,141)
Total other expense, net	15,463	10,542	40,254	48,367
Income before taxes	209,619	241,867	856,932	715,066
Income tax expense	45,731	24,584	89,890	69,459
Net income	163,888	217,283	767,042	645,607
Net income attributable to noncontrolling interests	413	(757)	(1,219)	(2,612)
Net income attributable to Amkor	$164,301	$216,526	$765,823	$642,995

Net income attributable to Amkor per common share:
Basic	$0.67	$0.89	$3.13	$2.64
Diluted	$0.67	$0.88	$3.11	$2.62
Shares used in computing per common share amounts:
Basic	244,957	244,267	244,676	243,878
Diluted	246,693	245,894	246,205	245,704

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$959,072	$826,744
Restricted cash	—	962
Short-term investments	281,964	251,530
Accounts receivable, net of allowances	1,365,504	1,258,767
Inventories	629,576	484,959
Other current assets	65,123	33,601
Total current assets	3,301,239	2,856,563
Property, plant and equipment, net	3,135,614	2,871,058
Operating lease right of use assets	171,163	159,742
Goodwill	21,517	24,516
Restricted cash	3,334	3,815
Other assets	188,890	122,860
Total assets	$6,821,757	$6,038,554

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$143,813	$153,008
Trade accounts payable	899,164	828,727
Capital expenditures payable	146,602	210,875
Short-term operating lease liability	70,991	64,233
Accrued expenses	401,841	422,892
Total current liabilities	1,662,411	1,679,735
Long-term debt	1,088,521	984,988
Pension and severance obligations	93,540	120,472
Long-term operating lease liabilities	75,745	83,937
Other non-current liabilities	201,839	196,876
Total liabilities	3,122,056	3,066,008

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	291	290
Additional paid-in capital	1,996,344	1,977,134
Retained earnings	1,874,644	1,163,939
Accumulated other comprehensive income	16,699	19,978
Treasury stock	(219,226)	(219,065)
Total Amkor stockholders’ equity	3,668,752	2,942,276
Noncontrolling interests in subsidiaries	30,949	30,270
Total equity	3,699,701	2,972,546
Total liabilities and equity	$6,821,757	$6,038,554

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$767,042	$645,607
Depreciation and amortization	612,702	563,582
Other operating activities and non-cash items	422	36,460
Changes in assets and liabilities	(281,410)	(124,354)
Net cash provided by operating activities	1,098,756	1,121,295

Cash flows from investing activities:
Payments for property, plant and equipment	(908,294)	(779,779)
Proceeds from sale of property, plant and equipment	3,148	3,157
Proceeds from insurance recovery for property, plant and equipment	—	104
Payments for short-term investments	(438,803)	(414,208)
Proceeds from sale of short-term investments	33,972	87,273
Proceeds from maturities of short-term investments	370,924	204,679
Other investing activities	(68,116)	(45,105)
Net cash used in investing activities	(1,007,169)	(943,879)

Cash flows from financing activities:
Proceeds from revolving credit facilities	80,000	—
Payments of revolving credit facilities	(80,000)	—
Proceeds from short-term debt	29,711	15,514
Payments of short-term debt	(27,187)	(19,927)
Proceeds from issuance of long-term debt	366,386	353,587
Payments of long-term debt	(214,290)	(316,635)
Payments of finance lease obligations	(40,673)	(20,373)
Payments of dividends	(55,116)	(51,213)
Other financing activities	(3,234)	8,945
Net cash provided by (used in) financing activities	55,597	(30,102)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(16,299)	(17,990)

Net increase in cash, cash equivalents and restricted cash	130,885	129,324
Cash, cash equivalents and restricted cash, beginning of period	831,521	702,197
Cash, cash equivalents and restricted cash, end of period	$962,406	$831,521

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•our substantial investments in equipment and facilities to support the demand of our customers;
•decisions to expend cash reserves for various uses in accordance with our capital allocation policy, including the payment of dividends, debt repayment, or stock repurchases;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties, export controls, sanctions and other restrictive trade barriers and national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety laws;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as supply constraints, production delays, fluctuations in commodity prices and wage inflation;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•fluctuations in interest rates and changes in credit risk;
•difficulty funding our liquidity needs;
•dependence on key customers or concentration of customers in certain end markets, such as Communications and Automotive and Industrial;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•difficulty attracting, retaining or replacing qualified personnel;
•changes in our capacity and capacity utilization rates;
•the effect of changes in revenue levels and capacity utilization on our gross margin
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•maintaining an effective system of internal controls;
•the absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;

•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test services technologies, which may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•the historical downward pressure on the prices of our packaging and test services;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•the possibility that we may decrease or suspend our quarterly dividend;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•natural disasters and other calamities, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.